Exhibit 99.1

ADDENDUM TO EMPLOYMENT AGREEMENT

BETWEEN

DEAN PERSONNE AND PEAK INTERNATIONAL LIMITED

Whereas, the parties entered into an employment agreement dated February 15, 2005, amended as of July 7, 2005 and March 23, 2006 (hereinafter the “Agreement”); and

Whereas, the parties desire to amend paragraph 2.5 of the Agreement;

Now, therefore, the parties agree as follows:

Paragraph 2.5 of the Agreement is deleted and the following substituted in lieu thereof: “The Employee shall be responsible for and shall pay all income, sales, real estate, vat, duties, and other taxes of every nature whatsoever without any form of assistance or contribution from the Company, except that the Company shall annually compensate the Employee an amount (the “Annual Tax Compensation”) to fully equalize for the tax increase arising from “The Tax Increase Prevention Reconciliation Act of 2005” pertaining to the Employee’s housing subsidized by the Company. The Annual Tax Compensation shall be determined by an independent qualified tax professional acceptable to the Company.”

In witness whereof, the parties have executed this addendum on the 25th day of August, 2006.

PEAK INTERNATIONAL LIMITED	DEAN PERSONNE

/s/ John Supan	/s/ Dean Personne
By: John Supan, Chief Financial Officer